Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-267782 on Form S-1 of our report dated March 31, 2021 relating to the financial statements of Greenlane Holdings, Inc, appearing in the Annual Report on Form 10-K of Greenlane Holdings, Inc. for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Boca Raton, Florida

October 25, 2022